EXHIBIT 10                          Page 12

                              EXHIBIT 10                       Page 13

                                             * CONFIDENTIAL TREATMENT
                                               OMMITTED MATERIAL FILED
                                               SEPARATELY WITH THE SEC

                 SUPPLEMENTAL AMENDMENT AND AGREEMENT


     AGREEMENT dated March 1, 1994 between Schering Corporation, a corporation organized under the laws of the State of New Jersey ("Schering"); and Biogen, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("Biogen").
     WHEREAS, Schering has obtained royalty bearing licenses from Genentech, Inc. ("Genentech") with respect to U.S. patent Nos. 4,704,362 and 5,221,619 and related U.S. and international patents and applications;
     WHEREAS, Biogen and Schering executed an Exclusive License and Development Agreement ("License Agreement") dated December 8, 1979 and an Amendment and Settlement Agreement ("First Amendment Agreement") dated September 29, 1988;
     WHEREAS, under the First Amendment Agreement Schering is entitled to offset certain royalties paid to Genentech from the royalties to be paid to Biogen with respect to Schering's sale of Licensed Product (interferon-alpha);
     WHEREAS, a dispute has arisen between Schering and Biogen as to the amount of Schering's royalties paid to Genentech that are offsettable against Biogen's royalties due from Schering under the First Amendment Agreement; and
     WHEREAS, Schering and Biogen agree that it is in their mutual best interests to settle their dispute in accordance with the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Schering and Biogen, intending to be legally bound, do hereby agree as follows:
l.   Definitions
     1.1 All terms which are defined in the License Agreement and First Amendment Agreement are used herein as so defined.

     1.2 "Dispute" shall mean all issues arising from or relating to Schering's assertion that it is entitled to offset from royalties payable to Biogen those royalties paid and/or payable to Genentech
totaling   *   as provided for in the License and Settlement Agreement
between Genentech and Schering dated June 29, 1993.

2.   Amendments to the First Amendment Agreement

     2.1 Effective upon execution of this Supplemental Amendment and Agreement, Schering and Biogen release each other from the terms of Paragraphs 1.6 and 3.5 of the First Amendment Agreement and substitute therefor the provisions of Paragraph 2.2 below of this Agreement. For all other purposes, the remaining provisions of the License Agreement and the First Amendment Agreement shall remain in full force and effect, except that Paragraph 3.6 shall be amended to read as follows:
               "3.6 Notwithstanding any other provisions of the License Agreement, Schering shall not have the right to deduct from earned royalty due under the License Agreement with respect to given Licensed Products sold during any accounting period any royalty payable to any third party other than (i) the royalty payable under
                                                               Page 14

               the Cohen-Boyer License as set forth in Section 3.3 of the First Amendment Agreement, (ii) the royalty payable under the NRDC License as set forth in Section 3.4 of the First Amendment Agreement (as modified by the Agreement dated January 7, 1994 among Schering, Biogen and British Technology Group Limited), and (iii) the royalty payable under the Genentech License to the extent, but only to the extent, set forth in the First Amendment Agreement as amended by this Supplemental Amendment and Agreement.

     2.2 Biogen agrees that Schering shall be entitled to deduct  *
of the royalties paid to Genentech from the royalties paid or to be paid to Biogen as provided for in the schedule set forth below, but in
no event more than         *          of the Sales Value of Licensed
Product sold by Schering in the indicated time period. These amounts include royalties already paid to Genentech and deducted from royalties already paid to Biogen as indicated.
                                        Deductible From
     Maximum                            Biogen Royalties
     Deductible                         Due From Schering For
     Amount                             The Indicated Time Period
      *                                 Already Deducted From the 2nd
                                        Quarter 1993 Royalties
      *                                 Already Deducted From the 3rd
                                        Quarter 1993 Royalties

      *                                 4th Quarter 1993
      *                                 1st Quarter 1994
      *                                 2nd Quarter 1994
      *                                 3rd Quarter 1994
      *                                 4th Quarter 1994
      *                                 1st Quarter 1995
      *                                 2nd Quarter 1995
      *                                 3rd Quarter 1995
      *                                 4th Quarter 1995
      *                                 1st Quarter 1996
      *                                 2nd Quarter 1996
      *                                 3rd Quarter 1996
      *                                 4th Quarter 1996
_______________
The lesser of (i)  *   of               Each subsequent Quarter until
the Sales Value of Schering's            *      is deducted.
sales of Licensed Product or
(ii)  *   minus the total
amount previously deducted.
     ___________
TOTAL    *

It is understood and agreed by the parties that the above schedule allows Schering to make deductions from the royalties due to Biogen
until a total of    *    has been deducted, notwithstanding that all
royalty payments to Genentech may have been completed by the first quarter of l997.
It is agreed by the parties that no royalties paid by Schering to Genentech, other than as specifically set forth above, shall be deductible from royalties due to Biogen under the License Agreement

                                                               Page 15

and First Amendment Agreement, unless otherwise agreed to by the parties in writing.
3.   Waiver and Release
     3.1 The parties hereby irrevocably waive and release each other from each and every claim which was the subject of the Dispute, including, but not limited to all claims one party may now or hereafter have against the other party arising out of or relating to such Dispute.
4.   Other Terms and Conditions
     4.1 This Supplemental Amendment and Agreement shall constitute an amendment of the License Agreement within the meaning of Section 18 thereof.
     4.2 Except as expressly set forth herein, all of the other terms and conditions of the License Agreement and the First Amendment Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Parties have caused this instrument to be executed by their officers, duly authorized, on the day and year first written above.

BIOGEN, INC.             SCHERING CORPORATION


    /s/                       /s/
By ___________________   By ____________________
Vice President           Vice President




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